Exhibit 10.5

TALECRIS BIOTHERAPEUTICS HOLDINGS CORP.

SPECIAL RECOGNITION BONUS PLAN

(Effective as of October 1, 2006)

TALECRIS BIOTHERAPEUTICS HOLDINGS CORP.

SPECIAL RECOGNITION BONUS PLAN

ARTICLE I

ESTABLISHMENT AND DEFINITIONS

Section 1.1.           Establishment of Plan and Effective Date. Talecris Biotherapeutics Holdings Corp. (the “Corporation”), hereby establishes this unfunded nonqualified bonus compensation plan, which shall be known as the Talecris Biotherapeutics Holdings Corp. Special Recognition Bonus Plan (the “Plan”), effective as of October 1, 2006 (the “Effective Date”).

Section 1.2.           Definitions. The following words and phrases shall have the meanings assigned to them herein, unless the context otherwise requires.

“Beneficiary” shall mean the person, persons or entity designated by the Participant on a Beneficiary Designation Form filed with the Administrator. If a Participant dies without having filed an executed Beneficiary Designation Form, if the Participant is married on the date of his or her death, the Participant’s Beneficiary shall be his or her surviving spouse. If the Participant is not married on the date of his or her death, the Participant’s Beneficiary shall be his or her estate.

“Board” means the Board of Directors of the Corporation, or any committee of the Board to which the Board shall delegate some or all of its duties and powers under the plan.

“Bonus Compensation” means incentive compensation payable to Participants in accordance with Sections 3.1 and 3.2 of the Plan.

“Code” means the Internal Revenue Code of 1986, as amended.

“Change of Control” means the occurrence of any one of the following events:

(i) any Person, other than Talecris Holdings LLC, Cerberus-Plasma Holdings LLC and Ampersand Ventures or any of their respective affiliates or other affiliates of Cerberus Capital Management, L.P. (each a “Permitted Investor”), is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing (A) more than 30% of the total voting power of the Corporation’s then outstanding securities generally eligible to vote for the election of directors (the “Corporation Voting Securities”) and (B) a greater percentage of the then outstanding Corporation Voting Securities that are than held by all the Permitted Investors in the aggregate (a “Stock Purchase Event”); provided, however, that any of the following acquisitions shall not be deemed to be a Change of Control:  (1) by the Corporation or any subsidiary or affiliate, (2) by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any subsidiary or affiliate, (3) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (4) pursuant to a Non-Qualifying Transaction (as defined in paragraph (ii));

(ii) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Corporation or any of its subsidiaries or affiliates (a “Business Combination Event”), unless immediately following such Business Combination Event:

(A) more than 50% of the total voting power of (x) the corporation resulting from such Business Combination Event (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of a majority of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Corporation Voting Securities that were outstanding immediately prior to such Business Combination Event (or, if applicable, is represented by shares into which such Corporation Voting Securities were converted pursuant to such Business Combination Event), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Corporation Voting Securities among the holders thereof immediately prior to the Business Combination Event,

(B) no Person, other than a Permitted Investor or any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation, is or becomes the beneficial owner, directly or indirectly, of securities of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) representing (A) 30% of the total voting power of the securities then outstanding generally eligible to vote for the election of directors of the Parent Corporation (or the Surviving Corporation) (the “Parent Voting Securities”), and (B) a greater percentage of the then outstanding Parent Voting Securities that are then held by all the Permitted Investors in the aggregate, and

(C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination Event were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination Event;

(any Business Combination Event which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”);

(iii) the shareholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation (a “Liquidation Event”); or

(iv) the consummation of a sale of all or substantially all of the Corporation’s assets to an entity that is not an affiliate of the Corporation (other than pursuant to a Non-Qualifying Transaction) (a “Sale of Assets Event”).

Notwithstanding the foregoing, a Change of Control of the Corporation shall not be deemed to occur solely because any person acquires beneficial ownership of more than 30% of Corporation Voting Securities as a result of the acquisition of Corporation Voting Securities by the Corporation which reduces the number of Corporation Voting Securities outstanding; provided, that if after such acquisition by the Corporation such person becomes the beneficial owner of additional Corporation Voting Securities that increases the percentage of outstanding Corporation Voting Securities beneficially owned by such person, a Change of Control of the Corporation may then occur.

 “Corporation” means Talecris Biotherapeutics Holding Corp. and each of the affiliates of that Corporation that is an adopting party to the Plan.

“Effective Date” has the meaning contained in Section 1.1.

“Eligible Individual” means a director, officer, employee, or consultant to the Corporation.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Participant” means an Eligible Individual designated by the Board to receive Bonus Compensation.

“Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, association, joint-stock corporation, estate, trust, unincorporated organization or government or any political subdivision, agency or instrumentality thereof or any other entity of any kind.

“Plan” means this Talecris Biotherapeutics Holding Corp. Special Recognition Bonus Plan, as such may be amended from time to time.

“Plan Administrator” means Talecris Biotherapeutics Holdings Corp. or its delegate.

“Plan Year” means the calendar year, except that the first Plan Year shall begin on October 1, 2006, and end on December 31, 2006.

ARTICLE II

PURPOSES AND CONSTRUCTION

The purpose of this Plan is to provide for the award of Special Recognition Bonus Compensation. The Plan is intended to be an unfunded, nonqualified retirement plan for purposes of Code Sections 83, 401(a), 402(b), 404(a)(5) and 451, and an unfunded deferred compensation plan maintained primarily for a select group of management or highly compensated employees for purposes of ERISA Sections 201(2), 301(a)(3) and 401(a)(1). The Plan should be construed and interpreted in a manner that is consistent with the provisions of Section 409A of the Code.

ARTICLE III

SPECIAL RECOGNITION BONUS ELIGIBILITY

Section 3.1. 2006 Special Recognition Bonus.

On or about October 2, 2006, the Corporation shall declare that Special Recognition Bonus Compensation shall be awarded to Eligible Individuals, such award to be in an amount equal to the amount set forth next to each Eligible Individual’s name on Schedule A attached hereto (2006 Special Bonus Compensation), making each designated Eligible Individual a Participant. The 2006 Special Bonus Compensation shall be paid to Participants in five equal installments in accordance with the provisions of this Plan, as follows:  The first installment of the 2006 Special Bonus Compensation shall be paid to the Participants on or before November 1, 2006 and the second installment shall be paid to the Participants on or before March 15, 2007. Unless a Participant has executed a valid Deferral Election Form, pursuant to a deferred compensation program adopted by the Corporation, for the Plan Year to which the 2006 Special Bonus Compensation installment payment relates, the remaining three installments of the 2006 Special Bonus Compensation shall be paid to the Participants on or before March 15, 2008, March 15, 2009 and March 15, 2010.

Section 3.2. Additional Special Recognition Bonus Compensation. Pursuant to this Plan the Board may declare that additional Special Recognition Bonus Compensation shall be awarded and paid to one or more Eligible Individuals. The amount of the additional Special Bonus Compensation shall be determined by the Board in its discretion as reflective of the contribution of the Eligible Individuals to the success of the Corporation. Such additional Special Bonus Compensation shall be specified on supplemental schedules in the form of Schedule A that shall be attached to the Plan and become a part hereof. Unless otherwise specified by the Board at the time of an award, any additional Supplemental Recognition Bonus Compensation shall be paid on an installment basis through 2010, as provided in

Section 3.1, with any amounts allocated by the terms of Section 3.1 to a date that has passed being paid out immediately.

Section 3.3. Acceleration and Change of Control. The Board may accelerate vesting and payment of any Bonus Compensation. Immediately prior to a Change of Control that will be the result of a Business Combination Event or a Sale of Assets Event, all unpaid Bonus Compensation shall be paid to each Participant. Immediately after a Change of Control that was the result of a Stock Purchase Event or a Liquidation Event, all unpaid Bonus Compensation shall be paid to each Participant.

Section 3.4. Forfeiture. If a Participant ceases to be an Eligible Individual by reason of death or disability, then all unpaid Bonus Compensation allocated to such Participant shall be paid to the Participant’s Beneficiary. If a Participant ceases to be an Eligible Individual for any other reason, then all unpaid Bonus Compensation allocated to such Participant shall be forfeited.

ARTICLE IV

ADMINISTRATION

Section 4.1. Administrator. The Corporation shall be the “administrator” of the Plan. It shall also be the Plan Administrator for purposes of Section 4.5 of the Plan.

Section 4.2. Expenses. All expenses incurred in the administration of the Plan shall be paid for by the Corporation. Such expenses shall include any expenses incident to the administration of the Plan, including, but not limited to, fees of accountants, counsel, and other specialists.

Section 4.3. Assistance. The Corporation may appoint one or more individuals and delegate such of its power and duties as it deems desirable to any such individual, in which case every reference herein made to the Corporation shall be deemed to mean or include the individuals as to matters within their jurisdiction. Such individuals shall be such officers or other employees as the Corporation may appoint.

Section 4.4  Administration. The Corporation shall be responsible for the administration of the Plan. The Corporation shall have all such powers as may be necessary to carry out the provisions hereof and may, from time to time, establish rules for the administration of the Plan and the transaction of the Plan’s business. In making any such determination or rule, the Corporation shall pursue uniform policies as from time to time established and shall not discriminate in favor of or against any Participant. The Corporation shall have the exclusive right to make any finding of fact necessary or appropriate for any purpose under the Plan including, but not limited to, the determination of the eligibility for and the amount of any benefit payable under the Plan. The Corporation shall have the exclusive discretionary right to interpret the terms and provisions of the Plan and to determine any and all questions arising under the Plan or in connection with the administration thereof, including, without limitation, the right to remedy or resolve possible ambiguities, inconsistencies, or omissions, by general rule or particular decision. The Corporation shall make, or cause to be made, all reports or other filings necessary to meet both the reporting and disclosure requirements and other filing requirements of ERISA which are the responsibility of “plan administrators” under ERISA. To the extent permitted by law, all findings of fact, determinations, interpretations, and decisions of the Corporation or its delegee shall be conclusive and binding upon all persons having or claiming to have any interest or right under the Plan.

Section 4.5. Appeals from Denial of Claims.

(a)           Denial of Claims. If any claim for benefits under the Plan is wholly or partially denied, the claimant shall be given notice in writing within a reasonable period of time after receipt of the claim by the Plan (not to exceed 90 days after receipt of the claim or, if special circumstances require an extension of time, written notice of the extension shall be furnished to the claimant and an additional 90 days will be considered reasonable) by registered or certified mail of such denial. The notice of denial shall be written in a manner calculated to be understood by the claimant and shall set forth the following information:

(1)           The specific reasons for such denial;

(2)           Specific reference to pertinent Plan provisions on which the denial is based;

(3)           A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

(4)           An explanation of the Plan’s claim review procedure.

(b)           Deemed Denial. If a claimant does not receive a notice of denial within 180 days after receipt of the claim, the claim will be deemed to have been denied and the claimant will be able to request a review of the denial pursuant to subsection (c).

(c)           Review of Denial. A claimant whose claim has been denied under subsection (a) or whose claim is deemed to have been denied under subsection (b) may request a review by the Plan Administrator of the decision denying the claim. A claimant may request a review by filing with the Plan Administrator a written request for such review. The request must be filed within 60 days after the notice of denial under subsection (a) is received, or within 60 days after a denial is deemed to have occurred under subsection (b). The claimant may review pertinent documents, and submit issues and comments in writing within the same 60-day period. If such request is so filed, such review shall be made by the Plan Administrator within 60 days after receipt of such request, unless special circumstances require an extension of time for processing, in which case the claimant shall be so notified and a decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. The Participant or beneficiary shall be given written notice of the decision resulting from such review, which notice shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based.

Section 4.6.           Notice of Address and Missing Persons. Each person entitled to benefits under the Plan must file with the Plan Administrator, in writing, his/her post office address and each change of post office address. Any communication, statement, or notice addressed to such a person at his/her latest reported post office address will be binding upon him for all purposes of the Plan and neither the Plan Administrator nor the Employer shall be obliged to search for or ascertain his/her whereabouts. In the event that such person cannot be located, the Plan Administrator may direct that such benefit and all further benefits with respect to such person shall be discontinued and forfeited, and all liability for the payment thereof shall terminate; provided, however, that in the event of the subsequent reappearance of the Participant or Beneficiary prior to termination of the Plan, the benefits which were due and payable (without interest) and which such person missed shall be paid in a single sum and the future benefits due such person shall be reinstated in full.

Section 4.7.           Data and Information for Benefits. All persons claiming benefits under the Plan must furnish to the Plan Administrator or its designated agent such documents, evidence, or information as the Plan Administrator or its designated agent consider necessary or desirable for the purpose of administering the Plan; and such person must furnish such information promptly and sign such documents as the Plan Administrator or its designated agent may require before any benefits become payable under the Plan.

Section 4.8.           Indemnity for Liability. The Corporation shall indemnify any individual who is directed by the Corporation to carry out responsibilities and duties imposed by this Plan against any and all claims, losses, damages, and expenses, including counsel fees, approved by the Corporation, and any liability, including any amounts paid in settlement with the Corporation’s approval, arising from the individual’s action or failure to act, in connection with such person’s responsibilities and duties under the Plan, except when the same is judicially determined to be attributable to the gross negligence or willful misconduct of such person.

Section 4.9.           Effect of a Mistake. In the event of a mistake or misstatement as to the eligibility, participation, or service of any Participant, or the amount of payments made or to be made to a Participant or Beneficiary, the Plan Administrator shall, if possible, cause to be withheld or accelerated or otherwise make adjustment of such amounts of payments as will in its sole judgment result in the Participant or Beneficiary receiving the proper amount of payments under this Plan.

ARTICLE V

AMENDMENT AND TERMINATION

The Corporation reserve the right to amend or terminate the Plan at any time by the action of the Board, which shall be evidenced in writing; provided that in no event shall an amendment to the Plan or the Plan’s termination result in a distribution to a Participant earlier than is permitted under Section 409A of the Code.

ARTICLE VI

MISCELLANEOUS PROVISIONS

Section 6.1.           Unsecured Benefit; No Assignment of Benefit.  A Participant’s right to benefits under the Plan shall at all times be merely an unfunded and unsecured promise to be paid by the Corporation. The Corporation may, however, establish a grantor trust for the purpose of assisting the Employer in setting aside assets to fund its unsecured obligations under the Plan. No portion of any benefit credited or paid under the Plan with respect to any Participant shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void, nor shall any portion of such benefit be in any manner payable to any assignee, receiver or any one trustee, or be liable for his debts, contracts, liabilities, engagements or torts, or be subject to any legal process to levy upon or attach.

Section 6.2.           No Employment Rights. Establishment of the Plan shall not be construed to give any Participant the right to be retained by the Corporation or to any benefits not specifically provided by the Plan.

Section 6.3.           Severability. If a provision of this Plan shall be held invalid or illegal, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included in this Plan and the Employer shall have the privilege and opportunity to correct and remedy any illegality or invalidity by amendment.

Section 6.4.           Applicable Law. The Plan and all rights hereunder shall be governed by and construed in accordance with the laws of the State of North Carolina to the extent such laws have not been preempted by applicable federal law.

Section 6.5.           Headings of Articles and Sections. The headings and subheadings included in this Plan are included for convenience of reference only and shall not be used in the construction or interpretation of any matter.